Exhibit 10.34
CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.
SUPPLY AGREEMENT
This Agreement is made as of October 24, 2007 between EVERGREEN SOLAR, INC., a Delaware corporation, having its registered office at 138 Bartlett Street, Marlboro, MA 01752 USA, , represented by Vice President Richard Chleboski (hereinafter “ESLR”) and SOLARICOS TRADING, LTD., a company organized and existing under the laws of Cyprus, having its registered office at 70 JF Kennedy Avenue, Papabasiliou House, 1st floor, Nicosia 1076, Cyprus, represented by Director Khomchenko Evgenia (hereinafter “NITOL”).
Recitals
Whereas, NITOL desires to supply polysilicon to ESLR for its general use beginning in calendar year 2009 for a continuous period of six years from First Shipment Date;
Whereas, in exchange for NITOL’s agreement to allocate the supply of polysilicon, ESLR desires to provide NITOL with a firm order for polysilicon upon the terms and conditions provided herein;
NOW, THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants and obligations set forth in this Agreement, the Parties hereby agree as follows:
          1. Definitions.
The following terms used in this Agreement shall have the meanings set forth below:
          1.1. “Affiliate” shall mean, with respect to either party to this Agreement, any entity that is controlled by or under common control with such party.
          1.2. “Agreement” shall mean this Supply Agreement and all appendices annexed to this Agreement as the same may be amended from time to time in accordance with the provisions hereof.
          1.3. “Annual Quantity of Product” in metric tons is specified in Appendix 1 to this Agreement.
          1.4. “Business day” shall mean a day on which banks are open for business in London, New York and Moscow.
          1.5. “Start of Test Production” shall mean the date on which the NITOL delivers by a recorded delivery or pre-paid courier to ESLR’s address specified in Section 12.4 (or other address notified by ESLR to NITOL) not less than [****] kilograms of polysilicon for ESLR’s internal testing.
          1.6. “Deposit” shall mean all deposits or prepayments made by ESLR to NITOL hereunder.
          1.7. “Effective Date” shall mean the date on which the Agreement has been signed by both Parties.
          1.8. “First Shipment Date” shall mean the first day of the calendar month in which NITOL commences deliveries to ESLR of Products pursuant to this Agreement.
          1.9. “Facility” shall mean all buildings and other improvements now or hereafter owned, developed, constructed, or leased by NITOL, located in Usolie-Sibirskoye and used in the development,

manufacture, processing, storage, or distribution of Products, together with all machinery and equipment used or usable in the operation of such buildings and improvements.
          1.10. “Incoterms” shall mean Incoterms 2000, a set of uniform rules for the interpretation of international commercial terms defining the costs, risks, and obligations of buyers and sellers in international transactions adopted by the International Chamber of Commerce in Paris
          1.11. “Product” shall mean the raw, ultra high purity polysilicon produced from the decomposition of trichloro-silane in a chemical vapor deposition process in chunk form manufactured by NITOL in accordance with the Product Specifications and sold to ESLR pursuant to this Agreement.
          1.12. “Product Specifications” shall mean the quality and other specifications set forth on Appendix 2 to this Agreement.
          1.13. “Scheduled Delivery Date” is defined in clause 4.2.
          1.14. “Term” shall mean the period during which this Agreement is in effect, as more specifically set forth in Section 9 of this Agreement.
          1.15. “Year” shall mean each of the six (6) twelve-month periods commencing on the First Shipment Date.
          2. Ordering.
          2.1. Starting on the First Shipment Date and each Year during the term of this Agreement thereafter, ESLR agrees to purchase and accept delivery from NITOL, and NITOL agrees to sell to ESLR, the Annual Quantity of Product at the prices set forth in Appendix 1 to this Agreement (the “Pricing Schedule”) as the same may be adjusted in accordance with section 5.5 below. This Agreement constitutes a firm order from ESLR to purchase and a commitment for NITOL to supply [****] metric tons of Product that cannot be cancelled during the term of this Agreement, except as set forth in Section 9 below.
          3. Supply Obligations.
          3.1. NITOL shall deliver each Year pursuant to this Agreement starting on the First Shipment Date the Annual Quantity of Product in approximately equal monthly shipments; provided however, that if NITOL fails to deliver a monthly shipment, then NITOL may deliver any deficiency within [****] calendar days of the due date without breaching this section or becoming liable to pay liquidated damages.
          3.2. At any time during the term of this Agreement, NITOL may (but shall not be obliged to) ship to ESLR up to the full remaining balance of the Annual Quantity of Product to be shipped in any given Year (an “Excess Shipment”) with ESLR’s written consent. This Excess Shipment will be credited against each subsequently due monthly shipment until the end of the applicable Year and will be invoiced to ESLR and paid for by ESLR in the same way as a monthly shipment. For example, if the Annual Quantity of Product for a given Year is [****] metric tons, and if NITOL delivers 500 metric tons in January, then the next monthly shipment of one twelfth of [****] metric tons is not required until the commencement of the following Year and the full payment in respect of such [****] metric tons delivery shall be the subject of an invoice delivered around the time of delivery and the timing for payments under clause 5.4 shall be determined accordingly.
          3.3. If NITOL does not supply the Products pursuant to Section 3.1 within [****] calendar days of the Scheduled Delivery Date, NITOL will pay liquidated damages to ESLR equal to [****] of the purchase price of the respective delayed Products for each [****] that the Product shipment is delayed beyond the [****] calendar day grace period. Any liquidated damages payments incurred as a result of this Section 3.3 will be paid by NITOL within [****] calendar days. In lieu of making a cash payment to ESLR pursuant to this Section 3.3,

NITOL may, at its option, pay such liquidated damages in the form of a credit issued for the next shipments of Products. Notwithstanding anything to the contrary, the maximum amount of such liquidated damages shall not exceed [****]. Failure to supply a monthly shipment including the required quantity of Product, in conformance with the Product Specifications, within [****] calendar days of the Scheduled Delivery Date shall be deemed to constitute a material breach of this Agreement pursuant to Section 9.2.1 below.
          3.4. Save as specified above and ESLR’s right of termination set out at Section 9 below, and without prejudice to ESLR’s rights to the remedies set-out in Section 7 with respect to non-conforming Product, liquidated damages shall be ESLR’s sole remedy for delay in delivery of any Shipment of Product or part thereof and NITOL shall have no further liability whatsoever, whether in contract, tort or otherwise arising out of or in connection with delay in the delivery of a Shipment of Product
          4. Shipping & Delivery.
          4.1. The first shipment is due between [****], 2009 at NITOL’s sole discretion.
          4.2. Except as provided in Section 3.2 and 4.1 above, shipments shall be made from the Facility on a monthly basis on the last day of the month in accordance with a shipment schedule that will be provided by NITOL not later than the date of the first delivery of Product hereunder and each Year thereafter (the “Shipment Schedule” and each date for shipment set out therein a “Scheduled Delivery Date”). The Shipment Schedule shall provide for approximately equal monthly shipments that add up to the Annual Quantity of Products.
          4.3. The Product shall be packed as provided for in packing specifications set out in Appendix 2.
          5. Payments & Advances.
          5.1. The price of the Product (the “Purchase Price”) in each Year per kg shall be as set out in Appendix 1.
          5.2. Within fifteen (15) Business days after the Effective Date, ESLR shall provide NITOL a deposit of Ten Million U.S. Dollars ($10,000,000) with a further deposit payment of US$5,000,000 within 15 days of [****] (together the “Deposit”) as advance payment for Products to be delivered under this Agreement. The total amount of the Deposit shall be divided equally by the number of kilograms of Product to be delivered by NITOL during the term of this Agreement and that amount multiplied by the number of kilograms of Product delivered and accepted shall be allocated as payment for that shipment.
          5.3. NITOL shall invoice ESLR at or after the time of delivery of each shipment of Products to ESLR specifying the quantity of Product delivered in the shipment, the Purchase Price of the Product delivered and the amount of the Deposit applied to the Purchase Price and the amount of any surplus over or any shortfall in the payment of the Purchase Price of the relevant shipment of Product. Taxes, customs and duties, if any, will be identified as separate items on NITOL invoices. All invoices shall be sent to ESLR in accordance with section 12.4.
          5.4. In the case of any shortfall between the Purchase Price payable for the relevant Shipment of Product and the amount of Deposit to be offset against it, ESLR shall make a balancing payment (the “Balancing Payment”) to NITOL by wire transfer equal to the difference between the Purchase Price of the Shipment of Product delivered and the amount of any Deposit applied to the Purchase Price of that Shipment of Product. Any such Balancing Payment shall be made in full in US Dollars [****] calendar days of the date of receipt of NITOL’s invoice. If the Deposit to be offset against a Shipment of Product exceeds the relevant Purchase Price payable, the excess shall be carried forward and applied to reduce the next Balancing Payment payable by ESLR
          5.5. The Purchase Price for the Product does not include any excise, sales, use, import, export or other similar taxes, such taxes will not include income taxes or similar taxes, which taxes will be invoiced to and paid by ESLR, provided that ESLR is legally or contractually obliged to pay such taxes. NITOL and ESLR will work together to eliminate the possibility of taxes, but if there are any assessed, NITOL shall promptly remit to ESLR in full any such taxes paid by ESLR which are refunded to NITOL in whole or in part. ESLR shall pay for all shipping, insurance, duties, export fees, tariffs and similar charges. NITOL will handle administration of customs and export activities, and will be responsible for all activities needed to ensure that the Product are cleared through customs and shall supply all relevant documentation to ESLR. Title to the Product shall pass to ESLR upon clearance of Russian customs. All deliveries shall be [****] (as per INCOTERMS) NITOL’s Facility in Usolje-Sibirskoye (or as otherwise notified by NITOL to ESLR prior to the Scheduled Delivery Date) (in either case being the “Delivery Location”) save that ESLR shall have the sole obligation to arrange for loading of the Product at the Facility by ESLR’s carrier and shall meet all such costs.
          5.6. In the event that ESLR’s carrier fails to take delivery of a shipment of Product or any part thereof within [****] calendar days of the Scheduled Delivery Date, entirely without prejudice to NITOL’s other rights under this Agreement or at law, NITOL shall be entitled to sell the quantity of Product remaining and shall be entitled to claim all costs of sale and storage together with any difference in the price obtained for the Product when compared to the Purchase Price from ESLR.
          5.7. Late payments and outstanding balances shall accrue interest at the lesser of [****]% per annum or the maximum allowed by law.
          5.8. In the event that ESLR fails to make any Balancing Payment or fails to pay any other sum due under this Agreement, without prejudice to any rights NITOL may have under any security provided by ESLR in respect of payments, NITOL may deduct the amount outstanding from ESLR together with interest from the unused portion of the Deposit with a consequent reduction in the amount of the Deposit available for payment in respect of later shipments of Product.
          6. Security
          6.1. NITOL shall provide ESLR with a parent company guarantee in the form agreed between the parties hereto as security for its obligation to repay the Deposit where such obligation arises under this Agreement.
          7. Product Quality and Testing
          7.1. The Product shall comply with the Product Specification set out at Appendix 2. For the avoidance of doubt any polysilicon submitted to ESLR at the Start of Test Production is not a Product as defined in this Agreement. Additionally the Product shall be free of all liens, mortgages, encumbrances, security interests or other claims or rights.
          7.2. NITOL shall randomly test a sample of not more than [****] kilograms of all Products in accordance with the procedure set out in Appendix 3 before they are delivered to ESLR. NITOL shall prepare, sign and issue certificate as to the quality of the Shipment of Product to be delivered to ESLR.
          7.3. Within [****] calendar days of Product’s title transfer to ESLR, ESLR may test a sample of Product in accordance with Appendix 3. If ESLR does not exercise its testing option, NITOL’s quality certificate will be binding as to quality in the absence of fraud, negligence or wilful default. ESLR shall provide NITOL with the results of testing. Should this test indicate the Product does not meet the Product Specifications set out in Appendix 2, then NITOL shall have the right to inspect the Product at ESLR’s facilities within [****] calendar days from the date after NITOL received ESLR’s results of testing. ESLR shall make available for inspection, surveying and sampling by NITOL the entire quantity of the delivered Products in respect of which it has brought a quality complaint and any delivered Products or part thereof for which ESLR intends to lodge a quality claim must be kept intact and unused until such time as the inspection, sampling and assaying procedures mentioned above have been completed. NITOL shall have the right to reject any quantity or quality claims for any delivered Product or part thereof delivered under this Agreement which has already been consumed or processed or incorporated into any other product by ESLR or any third party. Any consequential storage fees caused hereby shall be borne by ESLR unless the claim is justified in accordance with the stipulations of this Agreement.
If the results of NITOL’s inspection establish that the Products meet the Product Specifications set out in Appendix 2, the Parties will request the third party inspector identified in Appendix 3 to conduct control inspection of the delivered Products. The results obtained by the third party inspector identified in Appendix 3 will be binding as to quality in the absence of fraud or manifest error. The costs of such third party inspector will be shared by and borne equally between the parties.
Should the results of the control inspection and evaluation determine Product does not meet Specifications defined in Appendix 2, and there is no indication the problem arose in shipping or storage, then (i) ESLR shall have the right to reject the delivery or nonconforming Product or part of Product and return the delivery or nonconforming Product or part of Product by giving written notice thereof (identifying the amount of nonconforming Product or part of Product) to NITOL and (ii) NITOL shall promptly replace the nonconforming Product with conforming Product. ESLR will only be obliged under this Section to return the Product to the Delivery Location. NITOL will be responsible for the collection of the Product from the port, customs clearance of the Product and will pay the costs of any further storage or transportation of the Product, in relation to such return of Product,.
If the inspection results confirm that the Product meet the Product Specifications set out in Appendix 2 ESLR will have the obligation to accept the delivery of the Product and pay for it.
Any time taken to inspect the Product by the third party inspector identified in Appendix 3 will not count as delay for the purposes of calculating liquidated damages or any grace period.
          7.4. In the event that any shipment of the Product is rejected by ESLR in accordance with section 7.3, NITOL shall promptly replace the off-specification Product. Any delay in delivery of the Product beyond the Scheduled Delivery Date occasioned thereby shall be dealt with in accordance with Section 3.3 with the Scheduled Delivery Date being for this purpose deemed to be the date of receipt by NITOL of the relevant valid rejection notice in respect thereof.
          7.5. Save as set out in 7.1 and 7.6, all other warranties, whether express, implied or statutory, including the warranties of merchantability, and fitness for a particular purpose are expressly excluded. Subject to ESLR’s right to terminate this Agreement for NITOL’s material breach, [****]. In no event shall NITOL’s liability exceed [****]; nor shall NITOL be liable for any claims, losses or damages of any individual or entity or for lost profits or any special, indirect, incidental, consequential, or exemplary damages, howsoever arising, even if NITOL has been advised of the possibility of such damages.
          7.6. NITOL warrants that the product does not infringe or breach any patent, trademark, trade secret, copyright or other intellectual property right.
          8. Quantity Determination
          8.1. The weight of Product recorded in the carrier’s certificate, receipt issued by the carrier or any other transportation document issued by ESLR’s carrier shall, in the absence of manifest error or fraud, be final and irrebuttable evidence of the actual weight of Product delivered for the purposes of calculating the Purchase Price and for calculation of any Balancing Payment. Should the Product delivered by NITOL fall short of the quantity required by this Agreement, NITOL at its sole discretion may deliver the outstanding amount of Product as an additional Shipment of Product or may add the shortfall quantity to the next Shipment of Product due for delivery.

          9. Term and Termination.
          9.1. The term of this Agreement shall begin on the Effective Date and unless previously terminated as hereinafter set forth, shall remain in force for a period of six Years beginning with the First Shipment Date.
          9.2. Each Party may, at its discretion, upon written notice to the other Party, and in addition to its rights and remedies provided under this Agreement or any other agreement executed in connection with this Agreement and at law or in equity, terminate this Agreement in the event of any of the following:
               9.2.1. Upon a material breach of the other Party of any material provision in this Agreement, and failure of the other Party to cure such material breach within [****] calendar days after written notice thereof; provided, however, that such cure period shall not (i) apply to any termination pursuant to Section 9.2.2 or 9.2.3; or (ii) modify or extend the [****] calendar day cure period for NITOL’s delivery obligations pursuant to Section 3.3 above; and provided, further that such [****] calendar day cure period shall not apply to ESLR’s failure to make any payment to NITOL pursuant to this Agreement. In the event of ESLR’s failure to make payment on the [****] calendar day payment terms set forth in Section 5.4 hereof, termination by NITOL shall require the issuance of a written notice of default containing the threat of immediate termination if payment is not made within an additional period of not less than [****] calendar days.
               9.2.2. Upon the voluntary or involuntary initiation of bankruptcy or insolvency proceedings against the other Party; provided, that for an involuntary bankruptcy or insolvency proceeding, the party subject to the proceeding shall have [****] Business days within which to dissolve the proceeding or demonstrate to the terminating Party’s satisfaction the lack of grounds for the initiation of such proceeding;
               9.2.3. If the other Party (i) becomes unable, or admits in writing its inability, to pay its debts generally as they mature, (ii) becomes insolvent (as such term may be defined or interpreted under any applicable statute); or
               9.2.4. In accordance with the provisions of Section 11 below.
          9.3. Without limiting the foregoing, ESLR shall have the right to terminate this Agreement, effective upon written notice to NITOL, in the event of the First Shipment Date not occurring on or before [****].
          9.4. NITOL shall have the right to terminate this Agreement if ESLR fails to pay the Deposit or any part thereof to NITOL within [****] Business days after the due date.
          9.5. Upon the expiration or termination of this Agreement howsoever arising the following Sections shall survive such expiration or termination: Sections 1 (Definitions); Section 10 (Liability); Section 11 (Force Majure); and Section 12 (General Provisions).
          9.6. If ESLR terminates this Agreement pursuant to Section 9.2.1, 9.2.2, 9.2.3, or 11 then NITOL shall within [****] Business days of the date of receipt of a valid termination notice issued by ESLR reimburse to ESLR any part of the Deposit that has not been applied against the price of Product delivered to ESLR or any other payment due to NITOL from ESLR; provided however that if ESLR is in breach of this Agreement at the time it terminates this Agreement, [****].
          9.7. In the event that NITOL terminates this Agreement it shall be entitled to hold any Deposit already paid by ESLR and not applied by NITOL to full or part payment of any sum due to NITOL pursuant to the Agreement, until such time as NITOL calculates its reasonable loss arising from ESLR’s breach; such calculation to occur within [****] calendar days. NITOL shall then set-off against the retained Deposit the amount of such loss. To the extent NITOL’s loss is not extinguished by the retained Deposit, any balance may be claimed from ESLR. Any balance of the Deposit remaining after the set off will be repaid to ESLR.

          10. Liability.
          10.1. In no event shall either party be liable for indirect, special, incidental or consequential damages or for exemplary or punitive damages, even if ESLR or NITOL has been advised of the possibility of such damages.
          11. Force vMajeure.
          11.1. Neither Party to this Agreement shall be liable for any delay in performing or failure to perform its obligations due to events beyond the reasonable control of the parties including but not limited to war, blockade, revolution, riot, insurrection, strike or lockout, explosion, fire, flood, storm, tempest, earthquake, regulations or orders of government authorities, including but not limited to prohibition of export or import and/or any other cause or causes beyond reasonable control of NITOL or ESLR whether or not similar to the causes enumerated above (“Force Majeure”). For the purposes of this Agreement, any event or occurrence of Force Majeure shall not exclude ESLR’s obligation to pay any sum of money when due for shipments made prior to the Force Majeure event. Failure to deliver or to accept delivery in whole or in part because of the occurrence of an event of Force Majeure shall not constitute a default hereunder or subject either Party to liability for any resulting loss or damage.
          11.2. Upon the occurrence of any event of Force Majeure, the Party affected by the event of Force Majeure shall within [****] Business days of it becoming aware that the occurrence thereof will or is likely to affect the performance by such Party of its obligations hereunder notify the other Party hereto in writing of such event and shall specify in reasonable detail the facts constituting such event of Force Majeure. Where such notice is not given within the time required, Force Majeure shall not justify the non-fulfillment of any obligations under this Agreement.
          11.3. Both Parties agree to use their respective reasonable efforts to cure any event of Force Majeure to the extent that it is reasonably possible to do so, it being understood that the settlement of strikes, lockouts, and any other industrial disputes shall be within the sole discretion of the Party asserting Force Majeure.
          11.4. During the continuation of such force majeure, NITOL shall use [****] efforts to allocate its actual production output to each of its customers, including ESLR, on a pro rata basis based on NITOL’s total contractual obligations to supply each such customer during the respective period. If the Force Majeure applies for a period of more than [****] consecutive calendar months, then the Party that did not declare the force majure shall be entitled to terminate this Agreement by written notice to the other Party. Upon such termination, any remaining Deposit shall be refunded to ESLR.
          12. General Provisions.
          12.1. This Agreement shall be construed under and governed by English Law.
          12.2. Dispute Resolution
12.2.1. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration (LCIA) Rules, which Rules are deemed to be incorporated by reference into this Section.
12.2.2. The number of arbitrators shall be three.
12.2.3. The arbitrators shall have a working knowledge of Russian.

12.2.4. The seat, or legal place, of arbitration shall be London, England.
12.2.5. The language to be used in the arbitral proceedings shall be English.
12.2.6. The parties undertake to keep confidential all awards in any arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain - save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority.
12.2.7. Parties may submit documents in Russian and in English, but in the event of any discrepancy arising between the Russian and English versions of a document, the English version shall prevail.
          12.3. Neither NITOL nor ESLR may assign this Agreement to a third party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement in connection with a merger, acquisition, or sale of all or substantially all of the assets or capital stock of such party without the consent of the other party. If this Agreement is assigned effectively to a third party, this Agreement shall bind upon successors and assigns of the parties hereto. However, should the successors for any reason fail to fulfill their obligations with respect to this Agreement, the Parties shall remain responsible with respect to any provision within this Agreement.
          12.4. Except as provided elsewhere in this Agreement, a notice is effective only if the Party giving or making the notice has complied with this Section 12.4 and if the addressee has received the notice. A notice is deemed to have been received as follows:
(a)	If a notice is delivered in person, or sent by registered or certified mail, or nationally or internationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt;

(b)	If a notice is sent by facsimile, upon receipt by the Party giving the notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number; or

(c)	If a notice is sent by e-mail, upon receipt by the Party giving the notice of an acknowledgement or transmission report indicating that the e-mail was sent in its entirety to the addressee’s e-mail address.
Each Party giving a notice shall address the notice to the appropriate person at the receiving Party at the address listed below or to a changed address as the Party shall have specified by prior written notice:
ESLR:
EVERGREEN SOLAR, INC.
138 Bartlett Street
Marlborough, MA 01752 USA
Attn: Richard Chleboski, Vice President
E-mail: rchleboski@evergreensolar.com
Facsimile: (508) 463-1361
NITOL:
SOLARICOS TRADING LIMITED

70 JF Kennedy Avenue, Papabasiliou House,
1st floor, Nicosia 1076, Cyprus.
FOR THE ATTENTION OF
Director: Khomchenko Evgenia
EMAIL: homchenko@nitol.ru
FAX: +357 22493000
COPY TO:
NITOL GROUP
3A, Krasnokazarmennaya St.,
111250, Moscow, Russia
FOR THE ATTENTION OF
Commercial Director: Zaitsev Vadim
Executive assistant: Kazantseva Larisa
EMAIL: zaitsev@nitol.ru, kazantseva@nitol.ru
Tel: +7 (495) 741-00-00
Fax: +7 (495) 995-56-78
          12.5. The waiver by either Party of the remedy for the other Party’s breach of or its right under this Agreement will not constitute a waiver of the remedy for any other similar or subsequent breach or right.
          12.6. If any provision of this Agreement is or becomes, at any time or for any reason, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall continue with the same force and effect as if such unenforceable or invalid provisions had not been inserted in this Agreement.
          12.7. No changes, modifications or alterations to this Agreement shall be valid unless reduced to writing and duly signed by respective authorized representatives of the Parties.
          12.8. No employment, agency, trust, partnership or joint venture is created by, or shall be founded upon, this Agreement. Each Party further acknowledges that neither it nor any Party acting on its behalf shall have any right, power or authority, implied or express, to obligate the other Party in any way.
          12.9. Neither Party shall make any announcement or press release regarding this Agreement or any terms thereof without the other Party’s prior written consent; provided, however, that the Parties will work together to issue a joint press release within two (2) Business days after the Effective Date. Notwithstanding the foregoing, either Party may publicly disclose the material terms of this Agreement pursuant to the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, or other applicable law; provided, however, that the Party being required to disclose the material terms of this Agreement shall provide reasonable advance notice to the other Party, and shall use commercially reasonable efforts to obtain confidential treatment from the applicable governing entity for all pricing and technical information set forth in this Agreement.
          12.10. This Agreement constitutes the entire agreement between the Parties and supersedes all prior proposal(s) and discussions, relative to the subject matter of this Agreement and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein. This Section 12.10 shall not apply to any warranty, representation or statement made fraudulently. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.
          12.11. The headings are inserted for convenience of reference and shall not affect the interpretation and or construction of this Agreement.
          12.12. Words expressed in the singular include the plural and vice-versa.
          12.13. It is the intention of the Parties that no term of this Agreement may be enforced by any person who is not a party to this Agreement (a “third party”) notwithstanding that any such term of this Agreement may purport to confer, or may be construed as conferring, any benefit on such third party and irrespective of whether such third party is identified in this Agreement. The Contracts (Rights of Third Parties) Act 1999 shall not apply to any provisions of this Agreement.
12.14	As a condition precedent to this Agreement, legal counsel for NITOL shall furnish an opinion to ESLR to the satisfaction of ESLR, in the form set forth in Appendix 4.

IN WITNESS WHEREOF, the Parties have executed this Supply Agreement as of the date first set forth above.

ESLR:		NITOL:

EVERGREEN SOLAR, INC.		NITOL MATERIALS, INC.

By:	/s/ Richard G. Chleboski	By:	/s/ Khomchenko Evgenia

Name:	Richard G. Chleboski	Name:	Khomchenko Evgenia

Title:	Vice President	Title:	Director

Authorized Signatory		Authorized Signatory

Appendix 1
Pricing Schedule

Planned Delivery Period	Quantity	Price / kg
2009	[****] MT	[****]
2010	[****] MT	[****]
2011	[****] MT	[****]
2012	[****] MT	[****]
2013	[****] MT	[****]
2014	[****] MT	[****]
TOTALs	[****] MT	[****] M$

Appendix 2
Product Specifications
[****]
Product PACKING Specifications

Weight	[****]

Inner Packing	[****] labelled with indication of manufacturer, net weight, lot number and quality control confirmation.

Outer Packing	Pallets and carton or wooden boxes suitable for long distance transportation; each pallet labelled with pallet number, indication of manufacturer, net and gross weight, lot number(s), delivery number.

Packing List	For each delivery transmitted per Fax or E-mail with delivery number, number of pallets, for each pallet: pallet number, net and gross weight and lot number(s),

Appendix 3
Testing Procedures
– Product Specifications shall be tested in accordance with the following procedures: [****]
Third Party Inspector:
Fraunhofer Institute for Solar Energy Systems (ISE), Heidenhofstrasse 2, 79110 Freiburg.

Appendix 4
Pursuant to Section 12.14 of the Agreement, legal counsel for NITOL shall furnish an opinion to ESLR to the effect that:
(i)	NITOL is validly existing as a company and in good standing under the laws of the country of its incorporation,

(ii)	NITOL has the corporate power to execute and deliver the Agreement and to perform its obligations hereunder;

(iii)	NITOL has duly authorized, executed and delivered the Agreement, and such Agreement constitutes its valid and binding obligations enforceable against it in accordance with its terms,

(iv)	the execution and delivery by NITOL of the Agreement does not and the performance by it of its obligations thereunder will not (A) violate any applicable international, national or local law or any applicable law governing the Agreement, (B) violate any court order, judgment or decree, (C) result in a breach of, or constitute a default under, any contractual obligation or agreement of NITOL, or (D) violate any of its organic documents (charter, by-laws, etc),

(v)	no consent, approval, license or exemption by, order or authorization of, or filing, recording or registration with any applicable governmental authority is required to be obtained or made by NITOL in connection with its execution and authorization of the Agreement or the performance by it of its obligations thereunder,

(vi)	there is no pending litigation or in any litigation that is overtly threatened, that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Agreement,

(vii)	Neither NITOL or any of its assets is entitled to immunity from suit, execution, attachment or other legal process,

(viii)	no deduction or withholding (whether on account of tax or otherwise) will be required from any payment by NITOL under this Agreement,

(ix)	this Agreement is in proper legal form for enforcement against NITOL in the country of its incorporation and contains no provision which is contrary to law or public policy in such country or which would for any reason not be upheld by the courts in such country,

(x)	the choice of English Law to govern this Agreement is valid and would be recognised and given effect to by the courts in the country of incorporation of NITOL, and

(xi)	the agreement to refer all disputes arising out of or in connection with this Agreement to arbitration under the London Court of International Arbitration in London is valid and irrevocable. Any determination or judgment obtained against NITOL through such arbitration in respect of any sum payable by NITOL or other dispute would be recognized and enforced by the courts in the country of incorporation of NITOL without re-examination of the issues